Exhibit 99.1

Ronald E. Seeholzer
Vice President
Investor Relations

FirstEnergy Corp.
76 S. Main Street
Akron, Ohio 44308
(330) 384-5415

April 19, 2011

TO THE INVESTMENT COMMUNITY:1

On April 19, 2011, FirstEnergy Corp. (FirstEnergy) filed an amended Current Report on Form 8-K/A containing unaudited pro forma condensed combined consolidated financial information as of and for the year ended December 31, 2010 for the recently completed merger of FirstEnergy and Allegheny Energy, Inc. (Allegheny).  The unaudited pro forma financial information includes adjustments to certain line items from the historical financial statements of FirstEnergy and Allegheny to reflect, among other things, the consummation of the merger, changes in assets and liabilities to record their preliminary estimated fair values and the final purchase price for the merger. It is important to note that these adjustments and estimates are subject to change pending further review of the assets acquired and liabilities assumed by FirstEnergy in the merger.

To help the investment community understand the impact of the transaction on the financial statements we have included a listing of explanatory notes, which provide important details on both income statement and balance sheet adjustments that are helpful for understanding the unaudited pro forma financial information contained in the Form 8-K/A.  Further, to assist in understanding the transaction’s future impact on earnings, we have included Table 1 which details the new amortizations that are expected to be recognized in each of the next five years as a result of the preliminary purchase accounting adjustments. Finally, consolidated income statements for the year ended December 31, 2010, and related data for each of FirstEnergy and Allegheny are provided in Appendices #1 & #2 respectively.

Explanatory Notes:
1)
The unaudited pro forma financial information does not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other actions that are expected to result from the merger.

2)
FirstEnergy acquired all (approximately 170 million) of the outstanding shares of Allegheny’s common stock for shares of FirstEnergy common stock at the fixed exchange ratio of 0.667 of a share of FirstEnergy common stock per share of Allegheny’s common stock. The consideration transferred was $4.354 billion based on the $38.16 closing price per share of FirstEnergy common stock on February 24, 2011, the day prior to the date the merger closed ($4.327 billion) plus $27 million for the replacement of Allegheny share-based compensation awards relating to pre-merger service.

3)
Total FirstEnergy common shares outstanding post merger are 418.2 million.  For 2011, the average shares outstanding are expected to be 342.1 million for the first quarter and 398.9 million for the year.

1 Please see the information concerning forward-looking statements at the end of this letter.

4)
Certain fair value adjustments for Allegheny’s regulated operations were offset by regulatory assets or liabilities under the assumption that the merger will not have an impact on the determination of utility service rates.

5)
The amortizations shown in the unaudited pro forma financial information and associated notes represent annualized amounts whereas FirstEnergy’s 2011 actual results will include only 10 months of post merger contribution from Allegheny.  The 2011 column on Table 1 herein represents the period March 1, 2011 through December 31, 2011.

6)	A reclassification of $1.413 billion between Revenue and Fuel and Purchased Power on Allegheny’s income statement was made to conform to FirstEnergy’s policy.
7)
Adjustments were made to Property, Plant and Equipment (PP&E) including a $406 million fair value increase to unregulated PP&E and capitalization of $57 million to conform to FirstEnergy’s Administrative & General cost allocation methodology.  As part of the revaluation process, Allegheny’s unregulated super-critical plants were written up, whereas its unregulated sub-critical coal plants were written down to zero; specific hydro and certain combustion turbine assets were also written up.  The composite annual depreciation expense amortization is lower based primarily on the remaining useful lives of the assets.

8)
A $662 million increase was made to Allegheny’s existing goodwill ($367 million) reflecting the estimate of the excess of the total purchase price ($4.354 billion) over the fair value of Allegheny’s assets acquired and liabilities assumed ($3.325 billion).

9)
Regulatory assets decreased by $423 million: $384 million as a reduction for pension & OPEB, $17 million for regulatory assets not earning a return, $56 million reclassification to conform to FirstEnergy’s presentation, partially offset by a $34 million increase in regulatory assets for the recognition of the fair value of debt and other items with recovery mechanisms. Regulatory liabilities decreased by $111 million: $224 million was reclassified to conform to FirstEnergy’s presentation, partially offset by $113 million for the recognition of the regulatory offset for the fair value of coal and NUG contracts.

10)	Adjustments were made to Purchase Power contract assets of $176 million to reflect the fair value of Allegheny’s power purchase agreements.
11)
Adjustments were made to Other Assets including a $36 million reduction for unamortized debt issue costs, $415 million to reflect the fair value of unregulated coal contracts, $104 million to reflect the fair value of regulated coal contracts and $136 million for POLR, Muni & Retail energy sales contracts.  The fair value adjustments will be amortized over the remaining lives of the related contracts and debt issues.

12)
An $83 million pre-tax adjustment increased Accounts Payable for estimated non-recurring merger transaction costs in 2011.  These incremental costs are expected to be recognized in the first quarter of 2011.  In addition, FirstEnergy is finalizing a review of its inventory, in light of the merger, which could result in an impairment of excess inventory, up to $67 million ($42 million after tax), in its post combination financial statements for the first quarter of 2011, which is not reflected in the unaudited pro forma financial information.

13)	Common stockholders’ equity was adjusted to reflect the elimination of Allegheny’s historic equity balances and the issuance of 113.4 million shares of FirstEnergy common stock in the merger.
14)	A $260 million fair value adjustment increase to Long-term Debt that will be amortized over the remaining lives of the related debt issuances.
15)
Accumulated deferred income taxes were adjusted to reflect the estimated deferred tax liability, based on FirstEnergy’s estimated post-merger composite statutory rate of 38%, partially offset by a unitary tax adjustment of $32 million for a total adjustment of $78 million.

16)	Other noncurrent liabilities were increased by $152 million to reflect the fair value of above-market coal contracts of $86 million and derivative liabilities.

Table 1

FirstEnergy Corp.
(Unaudited) Purchase Accounting Amortizations
(Millions pre-tax)	Increase/(Decrease)
	2011	2012	2013	2014	2015
Revenues
POLR, Retail & Muni amortization	$(71)	$(50)	$(14)	$(1)	$-

Fuel & Purchased Power
Coal contractsA
Regulated	12	14	12	11	6
Unregulated	38	45	47	46	42
NUG contractsB	6	7	8	8	9
Kern River	(4)	(4)	(4)	(4)	(4)
OVEC	1	2	2	2	2
Other regulatory amortizations	(14)	(16)	(12)	(11)	(6)
Emission allowances	5	5	-	-	-
	44	53	53	52	49
Other O&M
Pension/OPEB	(20)	(25)	(25)	(25)	(25)
Non-compete contracts	1	-	-	-	-
	(19)	(25)	(25)	(25)	(25)

Provision for depreciation	(4)	(13)	(13)	(7)	(4)

Regulatory asset amortization	(2)	(3)	(3)	(3)	(3)

Interest expense	(67)	(55)	(44)	(25)	(16)

Pre-tax Income	$(23)	$(7)	$18	$7	$(1)

Special Items (entries in bold)	$116	$103	$65	$51	$47

Pre-tax Income Excluding Special Items	$93	$96	$83	$58	$46

A - Gross expense without regulatory offset
B - Net of regulatory offset

Appendix #1

FirstEnergy Corp.
(In millions except per share amounts)
	2010	Special
Revenues	GAAP	Items
Electric utilities	$9,952	$-
Unregulated businesses	5,878	(99)	(a)
Intersegment revenues	(2,491)	-
Total Revenues	13,339	(99)

Expenses
Fuel	1,432	-
Purchased power	4,624	(43)	(b)
Other operating expenses	2,850	(75)	(c)
Provision for depreciation	746	(7)	(d)
Amortization of regulatory assets	722	(35)	(e)
Deferral of new regulatory assets	-	-
General taxes	776	-
Impairment of long-lived assets	384	(384)	(f)
Total Expenses	11,534	(544)
Operating Income	1,805	445

Other Income (Expense)
Investment income (loss)	117	32	(g)
Interest expense	(845)	-
Capitalized interest	165	-
Total Other Expense	(563)	32

Income Before Income Taxes	1,242	477
Income taxes (benefits)	482	158
Net Income	760	319
Loss attributable to noncontrolling interest	(24)	-
Earnings Available to FirstEnergy Corp.	$784	$319

Earnings Per Share of Common Stock
Basic	$2.58	$1.04

(a) Non-core asset sales/impairments and
derivative mark-to-market adjustments
(b) Derivative mark-to-market adjustments
(c) Regulatory charges, merger transaction costs and litigation settlement
(d) Non-core asset sales/impairments
(e) Regulatory charges
(f) Generating plant charges
(g) Trust securities impairment

Appendix #2

Allegheny Energy Inc.
	2010	Special
(In millions, except per share amounts)	GAAP	Items

Revenues	$3,903	$29	(a)

Expenses
Fuel and purchased power	1,734	-
Other operating expenses	733	(40)	(b)
Provision for depreciation and amortization, net	323	-
General taxes	226	-
Gain on sale of Virginia distribution business	(45)	45	(c)
Impairment of long-lived assets	-	-
Total Expenses	2,971	5

Operating Income	932	24

Other Income (Expense)
Investment income, net	13	-
Interest expense	(316)	7	(d)
Total Other Expense	(303)	7

Income Before Income Taxes	629	31

Income Taxes	217	12

Net Income	412	19

Noncontrolling interest income (loss)	-	-

Earnings Available to Parent	$412	$19

Basic Earnings Per Share of Common Stock	$2.42	$0.11

(a) Net unrealized loss associated with economic hedges
(b) Merger transaction costs
(c) Gain on sale of Virginia distribution business
(d) Expense associated with Allegheny Energy Supply's purchase of outstanding notes

Upcoming FirstEnergy Investor Events

1st Quarter, 2011 Earnings Release
May 2, 2011

FirstEnergy Analyst Meeting / 1st Quarter, 2011 Earnings Webcast
May 3, 2011
New York, NY

Deutsche Bank Energy, Alternative Energy, Utilities and Power Conference
May 12, 2011
New York, NY

FBR Capital Markets Energy & Industrials
May 12, 2011
New York, NY

Citi Power, Gas, Coal & Alternative Energy Conference
June 1, 2011
Boston, MA

Sanford C. Bernstein Strategic Decisions Conference
June 2, 2011
New York, NY

If you have any questions concerning the information in this update, please contact me at (330) 384-5415, Irene Prezelj, executive director of Investor Relations, at (330) 384-3859, or Rey Jimenez, manager of Investor Relations, at (330) 761-4239.

Sincerely,

/s/ Ronald E. Seeholzer
Ronald E. Seeholzer
Vice President, Investor Relations

Information Concerning Forward-Looking Statements
This Letter to the Investment Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry, the impact of the regulatory process on the pending matters in the various states in which we do business including, but not limited to, matters related to rates, the status of the Potomac-Appalachian Transmission Highline (PATH) project in light of PJM Interconnection, LLC's efforts to determine whether the need for PATH should be re-evaluated and the related suspension of work on the project, PATH's rate of recovery at FERC, business and regulatory impacts from American Transmission Systems, Incorporated's realignment into PJM Interconnection, LLC, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, financial derivative reforms that could increase our liquidity needs and collateral costs, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy's regulated utilities to collect transition and other costs, operation and maintenance costs being higher than anticipated, other legislative and regulatory changes, and revised environmental requirements, including possible greenhouse gas emission and coal combustion residual regulations, the potential impacts of any laws, rules or regulations that ultimately replace the Clean Air Interstate Rules, the uncertainty of the timing and amounts of the capital expenditures needed to complete, among other things, the PATH project as a result of its current suspension status, the uncertainty of the timing and amounts of the capital expenditures needed to resolve any New Source Review litigation or other potential similar regulatory initiatives or rulemakings (including that such expenditures could result in our decision to shut down or idle certain generating units), adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight by the Nuclear Regulatory Commission), adverse legal decisions and outcomes related to Metropolitan Edison Company's and Pennsylvania Electric Company's transmission service charge appeal at the Commonwealth Court of Pennsylvania, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards and energy efficiency mandates, changes in customers' demand for power, including but not limited to, changes resulting from the implementation of state and federal energy efficiency mandates, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and the impact of, among other factors, the increased cost of coal and coal transportation on such margins and the ability to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's nuclear decommissioning trusts, pension trusts and other trust funds, and cause FirstEnergy to make additional contributions sooner, or in amounts that are larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's access to financing or its costs and increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing uncertainty of the national and regional economy and its impact on the company's major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, issues arising from the recently completed merger of FirstEnergy and Allegheny Energy, Inc. and the ongoing coordination of their combined operations, including FirstEnergy's ability to maintain relationships with customers, employees or suppliers as well as the ability to successfully integrate the businesses and realize cost savings and any other synergies and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect and the risks and other factors discussed from time to time in FirstEnergy's Securities and Exchange Commission filings, and other similar factors. The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.